August 30, 2006

Isaac Nussen Hadar, LLC 800 Second Avenue 8th Floor New York, NY 10017	Reference Number: 20060811

RE: Termination of Letter Agreement

Dear Mr. Nussen:

This letter will serve as notice of termination of the letter agreement by and between Hadar, LLC and Smart Online, Inc., dated March 29, 2003 (the “Letter Agreement”). Pursuant to Section IV thereof, the Letter Agreement is terminated effective ten (10) days of the date of this letter.

As Hadar has performed no services pursuant to the Letter Agreement for Smart Online, including without limitation introducing any investors to, or evaluating any investors of, Smart Online, Smart Online has paid Hadar no fees or expenses pursuant to the Letter Agreement and owes Hadar no future obligations as set forth in Sections III and IV of the Letter Agreement.

Very truly yours,

/s/ Thomas P. Furr

Thomas P. Furr

COO

Cc: Margaret Rosenfeld, Esq.